UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2023

GPL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56350	00-0000000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Estudillo Avenue, Suite 206

San Leandro, CA 94577

(Address of Principal Executive Offices)

Issuer's telephone number: (925)-876-8832

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GPLL	OTC Pink Market Tier

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

References to “We,” “Our,” and “the Company,” refer to GPL Holdings, Inc., a Nevada Corporation.

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

             On August 7, 2023, GPL Holdings, Inc., a Nevada corporation (“GPLL”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Pharma Labs, Inc., a Delaware corporation (“Labs”), and GPL Merger Sub, Inc., (“Merger Sub”) a Delaware corporation and a wholly owned subsidiary of GPLL. Upon the terms and subject to the satisfaction of the conditions described in the Merger, Merger Sub was merged with and into Labs, with Labs surviving the merger as a wholly owned subsidiary of GPLL. The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

              The effective time of the Merger was August 14, 2023, (“Effective Time”). The Merger Agreement was effected pursuant to Section 253 of the DGCL when Merger Sub filed a Certificate of Merger with the Secretary of State of the State of Delaware. Prior to the Effective Time and pursuant to Section 228 of the DGCL, and the bylaws of the Company, the Company received written consent by stockholders of the Company holding sufficient Company common stock to constitute the requisite stockholder approval.

                As a result of the Merger, each share of Labs capital stock outstanding immediately prior to the effective time of the merger was automatically converted into the right to receive an equivalent amount of common stock of GPLL upon surrender of the certificate or uncertificated Shares to Mountain Share Transfer, LLC, the Company’s transfer agent. The executed Merger Agreement is on file at 433 Estudillo Avenue, Suite 206, San Leandro, CA 94577. A copy of the Merger Agreement will be furnished by GPLL on request, without cost to any stockholder of the constituent corporations. Notice of Merger and appraisal rights including shareholder consent agreement and Merger Agreement. were mailed to stockholders of Labs on August 15, 2023.

GPL Holdings, Inc.

Dated: August 18, 2023

By: /s/ Sylvester L. Crawford

Sylvester L. Crawford

President and Director